HANSEN, BARNETT & MAXWELL, P.C.

A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
AND
BUSINESS CONSULTANTS

5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

CONSENT OF INDEPENDENT AUDITORS

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cyber Defense Systems, Inc., of our report dated April 12, 2006 with respect to the financial statements of Cyber Defense Systems, Inc., which appears in Cyber Defense Systems, Inc's. Annual Report on Form 10KSB/A for the year ended December 31, 2005.

Hansen, Barnett & Maxwell P.C.

March 26, 2007